SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

            Pursuant to Section 13 and 15(d) of the
                Securities Exchange Act of 1934


Date of Report (date of earliest event reported): May 24, 1996


                       U.S. ENERGY CORP.
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- -
     (Exact Name of Registrant as Specified in its Charter)


     Wyoming                  0-6814              83-0205516
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(State or other           (Commission         (I.R.S. Employer
jurisdiction of                 File No.)          Identification
No.)
incorporation)


Glen L. Larsen Building
877 North 8th West
Riverton, WY                                       82501
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(Address of Principal Executive Offices)               (Zip Code)


Registrant's  telephone number, including area code:  (307)  856-
9271
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                         Not Applicable
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- -
      (Former Name, Former Address or Former Fiscal Year,
                  if Changed From Last Report)


Item 5

     On May 24, 1996, the United States District Court for the District of Colorado (the "Court") in Civ. Case No. 91-B-1153, issued an order remanding the Sheep Mountain Partners Arbitration back to the three member panel of arbitrators (the "Panel") that issued an Order and Award on April 18, 1996 (the "Award") favoring Registrant and its majority owned subsidiary Crested Corp. ("Crested"). See Registrant's Form 8-K dated as of April 18, 1996 reporting the Award of the Panel.

     The Court directed the Panel to consider, without taking further evidence, and rule upon two motions (the "Nukem Motions") filed by Nukem, Inc. ("Nukem") and Cycle Resources Investment Corporation ("CRIC") which requested correction of the Award in certain respects. The Nukem Motions are based on what Nukem and CRIC claim to be errors and inconsistencies in two of the 36 claims addressed in the Award that they allege improperly increased the damages awarded to Registrant and Crested by an aggregate amount exceeding $16 million. Registrant and Crested filed opposition with the Panel to the Nukem Motions on June 14, 1996 and believe that the operative legal standard of review that governs collateral attacks on arbitration awards precludes Nukem and CRIC's claim that the Award should be reopened. Registrant and Crested have asserted in its opposition that each position advanced in the Nukem Motions has been previously considered by the Panel before it issued its Award; that there were no evident material miscalculations of figures by the Panel, and that none of the alleged errors or inconsistencies cited in the Nukem Motions satisfies the standard required for modification of the Award under the Federal Arbitration Act (9 U.S.C. 1 et seq.) and prevailing case law. Nevertheless, the impact, if any, of the Nukem Motions on the Award cannot be determined until the Panel rules on the motions and the Court considers the Panel's ruling. On June 24, 1996, Registrant and Crested received the reply to their opposition to Nukem's two motions. The Panel is expected to reach a decision early in July 1996.

     Registrant and Crested have separately petitioned the Court for confirmation of the Award and filed motions with the Court for dissolution of the Sheep Mountain Partnership ("SMP"); for the appointment of a receiver to oversee the obligations of SMP to make deliveries of uranium concentrates to utilities and supervise the formal dissolution of SMP, and for an order directing distribution of the escrowed SMP accounts held by two banks. These motions and petition for confirmation of the Award were stayed by the Court pending a ruling by the Panel on the Nukem Motions.

The Sheep Mountain Partners Arbitration/Litigation was reported in Item 3 - Legal Proceedings - in Registrant's Form 10K for fiscal year ended May 31, 1995 and the Award was reported in Registrant's Form 8K dated as of April 18, 1996, each of which has been filed with the Securities and Exchange Commission.

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   U. S. ENERGY CORP.



June 25, 1996                 By:      s/ Max T. Evans
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                                   MAX T. EVANS, Secretary